UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 12, 2025
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Arcus Biosciences, Inc.
(Exact name of Registrant as Specified in Its Charter)
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Delaware	001-38419	47-3898435
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3928 Point Eden Way
Hayward, California		94545
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s Telephone Number, Including Area Code: (510) 694-6200
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.0001 Per Share	RCUS	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01    Other Events.
On December 12, 2025, Arcus Biosciences, Inc. (the “Company”) announced the discontinuation of the Phase 3 STAR-221 study due to futility. STAR-221 evaluated the anti-TIGIT antibody domvanalimab plus anti-PD-1 antibody zimberelimab and chemotherapy versus nivolumab plus chemotherapy as a first-line treatment for advanced gastric and esophageal cancers.

The decision is based on the recommendation from the Independent Data Monitoring Committee following its review of data from an event-driven, pre-specified interim analysis of overall survival (“OS”). At the interim analysis, the domvanalimab-based combination did not improve OS relative to nivolumab plus chemotherapy. The safety profile for the domvanalimab-based combination was similar to that of nivolumab plus chemotherapy, and there were no new safety findings identified.

The STAR-221 and the Phase 2 EDGE-Gastric studies will be discontinued, and the Company and Gilead Sciences, Inc. are communicating with investigators to determine appropriate next steps for patients in the study, in addition to conducting a detailed analysis to better understand these results.

Based on existing cash, cash equivalents and marketable securities, the Company expects to be able to fund its planned operations until at least the second half of 2028. Moving forward, the Company’s R&D investment and resources will focus on casdatifan, a potential best-in-class HIF-2a inhibitor, and its emerging small molecule inflammation and autoimmune programs, including an MRGPRX2 inhibitor that is expected to enter the clinic in 2026.

Cautionary Note Regarding Forward-Looking Statements
This report contains forward-looking statements. All statements regarding events or results to occur in the future contained herein are forward-looking statements reflecting the current beliefs and expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements relating to the Company’s expectations regarding its cash runway and initiation of a clinical study for its MRGPRX2 inhibitor. All forward-looking statements involve known and unknown risks and uncertainties and other important factors that may cause the Company’s actual results, performance or achievements to differ materially from those expressed or implied by the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, risks associated with: changes in the Company’s strategy and operating plans; risks associated with preliminary and interim data not being guarantees that future data will be similar; the unexpected emergence of adverse events or other undesirable side effects in the Company’s investigational products, including casdatifan; adverse data from toxicology studies that affect the Company’s ability to advance development candidates from its immunology and inflammation programs, uncertainties in timelines associated with the conduct of clinical studies and with respect to the regulatory approval process; changes in the competitive landscape for the Company’s programs; and the inherent uncertainty associated with pharmaceutical product development and clinical trials. Risks and uncertainties facing the Company are described more fully in the “Risk Factors” section of Company’s most recent periodic report filed with the U.S. Securities and Exchange Commission (“SEC”) and in other filings that the Company makes with the SEC from time to time, which are available at www.sec.gov. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company disclaims any obligation or undertaking to update, supplement or revise any forward-looking statements contained in this press release, except to the extent required by law.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCUS BIOSCIENCES, INC.

Date: December 12, 2025	By:	/s/ Terry Rosen, Ph. D.
Terry Rosen, Ph.D.
Chief Executive Officer (Principal Executive Officer)